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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of MultiMedia Access Corporation pertaining to the MultiMedia Access Corporation 1993 Viewpoint Stock Plan, 1994 Stock Option Plan, 1995 Stock Option Plan, and 1995 Director Stock Plan of our report dated March 6, 1998 with respect to the consolidated financial statements of MultiMedia Access Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                /s/ Ernst & Young LLP
                                ----------------------
                                ERNST & YOUNG, LLP
Dallas, Texas
September 11, 1998